Exhibit 10.2

[FORM OF] LOCK-UP LETTER AGREEMENT

Ironclad Performance Wear Corporation

2201 Park Place, Suite 101

El Segundo, CA 90245

Dear Sirs:

The undersigned has entered into that certain Subscription Agreement with Ironclad Performance Wear Corporation (the “Company”), dated as of the date hereof (the “Subscription Agreement”), pursuant to which it has agreed to purchase shares of common stock of the Company, par value $0.001 per share (the “Lock-Up Shares”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement.

As required under the Subscription Agreement, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Company (which consent may be withheld in its sole discretion), the undersigned will not, directly or indirectly, (i) offer, pledge, sell, lend, grant, transfer or otherwise dispose of, by contract, option, right or otherwise, any or all of the Lock-Up Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic characteristics of ownership of such Lock-Up Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Lock-Up Shares, in cash or otherwise), in each case for a period beginning on the date hereof and ending 365 days after the date hereof.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. This agreement is irrevocable and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, affiliates (within the meaning of the Securities Act of 1933, as amended), and assigns of the undersigned.

This Lock-Up Letter Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. The undersigned hereby irrevocably submits to the jurisdiction of the federal and state courts located in Los Angeles County, California. The undersigned agrees that this Lock-Up Letter Agreement may be enforced by specific performance. Delivery of a signed copy of this letter by facsimile or other electronic transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:_________________________________

Name:

Title:

Dated:__________________________